Free Writing Prospectus
As filed pursuant to Rule 433
Under the Securities Act of 1933
Registration No. 333-140958

FREE WRITING PROSPECTUS
DATED MARCH 5, 2008

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-20
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-20

This free writing prospectus updates certain information contained in the Prospectus Supplement, dated November 28, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-20.

This free writing prospectus updates the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-33 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-34 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-39 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in December 2007 through February 2008 are attached hereto as Annex A and provide information regarding the distributions made to the certificates on the distribution dates occurring in December 2007 through February 2008, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is updated by replacing the last risk factor at the end of that section with the following:

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-33 of the Prospectus Supplement is updated by replacing the last two paragraphs of that section with the following paragraphs:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

2

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings. On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,476.039 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-34 of the Prospectus Supplement is updated by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

3

	Consolidated Mortgage Loan Production
	Years Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	1,509,925	826,914	776,479	723,933	1,092,759
Volume of Loans	$234,526	$134,762	$159,561	$149,095	$216,829
Percent of Total Dollar Volume	53.9%	37.1%	32.2%	32.2%	53.1%
Conventional Non-conforming Loans
Number of Loans	562,389	529,192	866,476	730,511	331,800
Volume of Loans	$138,006	$144,663	$235,614	$211,841	$117,634
Percent of Total Dollar Volume	31.7%	39.9%	47.6%	45.8%	28.8%
FHA/VA Loans
Number of Loans	196,063	105,562	80,555	89,753	137,922
Volume of Loans	$24,402	$13,247	$10,714	$13,093	$22,379
Percent of Total Dollar Volume	5.6%	3.6%	2.2%	2.8%	5.5%
Prime Home Equity Loans
Number of Loans	453,817	587,046	728,252	716,353	514,629
Volume of Loans	$18,103	$30,893	$44,850	$47,876	$34,399
Percent of Total Dollar Volume	4.2%	8.5%	9.1%	10.4%	8.4%
Nonprime Mortgage Loans
Number of Loans	124,205	250,030	278,112	245,881	90,917
Volume of Loans	$19,827	$39,441	$44,637	$40,596	$16,993
Percent of Total Dollar Volume	4.6%	10.9%	9.0%	8.8%	4.2%
Total Loans
Number of Loans	2,846,399	2,298,744	2,729,874	2,506,431	2,168,027
Volume of Loans	$434,864	$363,006	$495,376	$462,501	$408,234
Average Loan Amount	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	21%	52%	53%	46%	27%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-39 of the Prospectus Supplement is updated by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200802. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

4

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

5

ANNEX A

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	276,050,000.00	6.500000	1,059,468.40	1,495,270.83	2,554,739.23	-	274,990,531.60	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,686,000.00	6.500000	37,174.46	52,465.83	89,640.30	-	9,648,825.54	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	285,736,000.00	6.500000	1,096,642.86	1,547,736.67	2,644,379.53	-	284,639,357.14	-
X	12544QAD2	Strip IO	N/A	Var-30/360	182,309,101.00	0.391687	-	59,506.81	59,506.81	-	181,274,997.49	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,756,372.20	0.000000	2,165.38	-	2,165.38	-	3,754,206.82	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,100,000.00	6.500000	2,158.02	27,625.00	29,783.02	-	5,097,841.98	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,250,000.00	6.500000	952.07	12,187.50	13,139.57	-	2,249,047.93	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	750,000.00	6.500000	317.36	4,062.50	4,379.86	-	749,682.64	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,200,000.00	6.500000	507.77	6,500.00	7,007.77	-	1,199,492.23	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	300,000.00	6.500000	126.94	1,625.00	1,751.94	-	299,873.06	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	900,156.00	6.500000	380.89	4,875.84	5,256.74	-	899,775.11	-
AR	12554QAF7	Residual	N/A	Fix-30/360	100.00	6.500000	100.00	0.56	100.56	-	-	-

Totals					299,992,628.20		1,103,351.29	1,664,119.88	2,767,471.18	-	298,889,276.91	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	276,050,000.00	1,059,468.40	-	274,990,531.60	0.996162042
A-2	12544QAB6	9,686,000.00	9,686,000.00	37,174.46	-	9,648,825.54	0.996162042
A-3	12544QAC4	285,736,000.00	285,736,000.00	1,096,642.86	-	284,639,357.14	0.996162042
X	12544QAD2	182,309,101.00	182,309,101.00	-	-	181,274,997.49	0.994327746
PO	12544QAE0	3,756,372.20	3,756,372.20	2,165.38	-	3,754,206.82	0.999423546

M	12544QAG5	5,100,000.00	5,100,000.00	2,158.02	-	5,097,841.98	0.999576859
B-1	12544QAH3	2,250,000.00	2,250,000.00	952.07	-	2,249,047.93	0.999576859
B-2	12554QAJ9	750,000.00	750,000.00	317.36	-	749,682.64	0.999576859
B-3	12544QAK6	1,200,000.00	1,200,000.00	507.77	-	1,199,492.23	0.999576859
B-4	12544QAL4	300,000.00	300,000.00	126.94	-	299,873.06	0.999576859
B-5	12544QAM2	900,156.00	900,156.00	380.89	-	899,775.11	0.999576859
AR	12554QAF7	100.00	100.00	100.00	-	-	0.000000000

Totals		299,992,628.20	299,992,628.20	1,103,351.29	-	298,889,276.91

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	276,050,000.00	6.500000	6.500000	1,495,270.83	1,495,270.83	-	1,495,270.83
A-2	9,686,000.00	6.500000	6.500000	52,465.83	52,465.83	-	52,465.83
A-3	285,736,000.00	6.500000	6.500000	1,547,736.67	1,547,736.67	-	1,547,736.67
X	182,309,101.00	0.391687	0.391687	59,506.81	59,506.81	-	59,506.81
PO	3,756,372.20	0.000000	0.000000	-	-	-	-

M	5,100,000.00	6.500000	6.500000	27,625.00	27,625.00	-	27,625.00
B-1	2,250,000.00	6.500000	6.500000	12,187.50	12,187.50	-	12,187.50
B-2	750,000.00	6.500000	6.500000	4,062.50	4,062.50	-	4,062.50
B-3	1,200,000.00	6.500000	6.500000	6,500.00	6,500.00	-	6,500.00
B-4	300,000.00	6.500000	6.500000	1,625.00	1,625.00	-	1,625.00
B-5	900,156.00	6.500000	6.500000	4,875.84	4,875.84	-	4,875.84
AR	100.00	6.500000	6.747218	0.54	0.54	-	0.56

Totals	299,992,628.20			1,664,119.86	1,664,119.86	-	1,664,119.88

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
A-2	12544QAB6	9,686,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
A-3	12544QAC4	285,736,000.00	1000.000000000	3.837958335	5.416666667	996.162041665	6.500000
X	12544QAD2	182,309,101.00	1000.000000000	0.000000000	0.326406161	994.327746095	0.391687
PO	12544QAE0	3,756,372.20	1000.000000000	0.576454038	0.000000000	999.423545962	0.000000

M	12544QAG5	5,100,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-1	12544QAH3	2,250,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-2	12554QAJ9	750,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-3	12544QAK6	1,200,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-4	12544QAL4	300,000.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
B-5	12544QAM2	900,156.00	1000.000000000	0.423141466	5.416666667	999.576858534	6.500000
AR	12554QAF7	100.00	1000.000000000	1000.000000000	5.622681589	0.000000000	6.500000

Totals		299,992,628.20	1000.000000000	3.677928010	5.547202576	996.322071990

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		12/26/2007
Cut-off Date		11/1/2007
Record Date		11/30/2007
Determination Date		12/1/2007
Accrual Period 30/360	Begin	11/1/2007
	End	12/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	481
Loans Paid Off or otherwise removed pursuant to the PSA	1
Ending Aggregate Loan Count	480

Beginning Pool Stated Principal Balance	299,992,628.66
Scheduled Principal	126,783.58
Unscheduled Principal	976,567.71
Realized Principal Losses	-
Ending Pool Stated Principal Balance	298,889,277.37

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.85417%
Beginning Weighted Average Net Mortgage Rate	6.65664%
Ending Weighted Average Mortgage Rate	6.85444%
Ending Weighted Average Net Mortgage Rate	6.65687%

Beginning Weighted Average Remaining Term to Maturity	360
Ending Weighted Average Remaining Term to Maturity	359

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	45,216.05
Net Master Servicing Fee	45,216.05
Trustee Fee	2,249.94
Lpmi	1,914.27
Total Net Loan Fees	49,380.26

Servicer Advances

Principal Advances	242.28
Interest Advances	1,851.80
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	2,094.08

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	749,354.26
Prepayment Interest Excess	-
Prepayment Interest Shortfall	-
Compensating Interest	-
Net Prepayment Interest Shortfall	-
CPR %	3.83877%
SMM %	0.32567%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Delinquency Information

Delinquency Info		Group 1

30-59 Days	Balance	311,639.74	0.10427%
	Loan Count	1	0.20833%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	311,639.74	0.10427%
	Loan Count	1	0.20833%

Foreclosure Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Bankruptcy Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

REO Info		Group 1

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1

All	-	0.00000%
	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1

All	311,639.74	0.10427%
	1	0.20833%
60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Current		-
	One-Month Prior		-
	Two-Month Prior		-
	Three-Month Prior		-
	Four-Month Prior		-
	Five-Month Prior		-

	60+ Delinquency Average		-
	Passing Delinquency Trigger Test		YES

Realized Loss Detail

	Current Period Realized Losses				-
	Cumulative Realized Losses				-
	Total Liquidated Loan Balance				-
	Total Liquidated Proceeds				-
	Subsequent Recoveries				-
	Passing Cumulative Loss Test				YES
	Monthly Default Rate				0.00000%
	Conditional Default Rate				0.00000%

Loan ID		Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Available Funds

Interest

Scheduled Interest Collected	1,713,500.15
Plus: Compensating Interest	-
Less: Master Servicer Fee	45,216.05
Less: Mortgage Loan Premiums	1,914.27
Less: Excess Master Servicing Fee	-
Total Interest Available	1,666,369.83

Principal

Scheduled Principal	126,783.58
Paid in Full Principal	749,354.26
Curtailment Principal	227,213.45
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	1,103,351.29

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	2,769,721.12

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance		2,769,721.12
Corridor Contract Proceeds Needed		-
Capitalized Interest		-
Supplemental Loan Deposit		-
Corridor Reserve Fund withdrawal		-
Principal Reserve Fund withdrawal		-
Other Amounts		-
Total Amounts Available		2,769,721.12

Distribution Payments

Trustee Fee		2,249.94
Class Payments		2,767,471.18
Total Payments		2,769,721.12

Trust Accounts

Distribution Account

Beginning Balance		-
Deposits		2,769,721.12
Withdrawals		2,769,721.12
Ending Balance		-

Exchangeable Certificates Distribution
Account

Beginnning Balance		-
Deposit		-
Withdrawal		-
Ending Balance		-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance		3,756,372.30
PO Scheduled Principal		1,433.74
PO Prepayments & Recoveries		731.64
PO Liquidation Principal		-
PO Principal Loss		-
Ending PO Balance		3,754,206.93

NON-PO Principal Amounts

Beginning Non-PO Balance		296,236,256.36
Non-PO Scheduled Principal		125,349.84
Non-PO Prepayments & Recoveries		975,836.07
Non-PO Liquidation Principal		-
Non-PO Principal Loss		-
Ending Non-PO Balance		295,135,070.44

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original		96.45548%
Senior Prepayment Percentage Original		100.00000%
Senior Percentage		96.45548%
Senior Prepayment Percentage		100.00000%
Subordinate Percentages		3.54452%
Subordinate Prepayment Percentage		0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount		1,096,742.86
Subordinate Principal Distribution Amount		-
PO Principal Distribution Amount		2,165.38
Total Principal Distribution Amount		1,098,908.24

Credit Enhancements

Subordination

Protection	Original	Current
Bankruptcy Loss	-	-
Bankruptcy Percentage	0.000000%	0.000000%
Credit/Fraud Loss	-	5,999,852.57
Credit/Fraud Loss Percentage	0.000000%	2.007383%
Special Hazard Loss	-	-
Special Hazard Loss Percentage	0.000000%	0.000000%

Credit Support	Original	Current
Class A	575,228,372.20	573,032,921.10
Class A Percentage	98.207317%	98.201337%

Class M	5,100,000.00	5,097,841.98
Class M Percentage	0.870710%	0.873623%

Class B-1	2,250,000.00	2,249,047.93
Class B-1 Percentage	0.384137%	0.385422%

Class B-2	750,000.00	749,682.64
Class B-2 Percentage	0.128046%	0.128474%

Class B-3	1,200,000.00	1,199,492.23
Class B-3 Percentage	0.204873%	0.205558%

Class B-4	300,000.00	299,873.06
Class B-4 Percentage	0.051218%	0.051390%

Class B-5	900,156.00	899,775.11
Class B-5 Percentage	0.153681%	0.154196%

Class AR	100.00	-
Class AR Percentage	0.000017%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	1	0.208	428,570.16	0.143
6.000000000000	-	6.250000000000	16	3.333	10,039,306.72	3.359
6.250000000000	-	6.500000000000	110	22.917	75,422,241.69	25.234
6.500000000000	-	6.750000000000	103	21.458	71,164,492.75	23.810
6.750000000000	-	7.000000000000	128	26.667	74,340,795.86	24.872
7.000000000000	-	7.250000000000	51	10.625	32,100,555.91	10.740
7.250000000000	-	7.500000000000	33	6.875	16,484,659.31	5.515
7.500000000000	-	7.750000000000	18	3.750	7,381,223.99	2.470
7.750000000000	-	8.000000000000	9	1.875	5,225,813.62	1.748
>		8.000000000000	11	2.292	6,301,617.36	2.108
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.625	214,855.37	0.072
75,000.00	-	100,000.00	4	0.833	357,672.85	0.120
100,000.00	-	125,000.00	3	0.625	340,824.89	0.114
125,000.00	-	150,000.00	7	1.458	975,135.84	0.326
150,000.00	-	175,000.00	4	0.833	660,902.22	0.221
175,000.00	-	200,000.00	4	0.833	745,158.78	0.249
200,000.00	-	225,000.00	8	1.667	1,699,935.86	0.569
225,000.00	-	250,000.00	6	1.250	1,442,372.49	0.483
250,000.00	-	275,000.00	6	1.250	1,554,629.21	0.520
275,000.00	-	300,000.00	3	0.625	896,445.57	0.300
300,000.00	-	325,000.00	9	1.875	2,825,345.61	0.945
325,000.00	-	350,000.00	7	1.458	2,316,409.49	0.775
350,000.00	-	375,000.00	9	1.875	3,254,779.63	1.089
375,000.00	-	400,000.00	7	1.458	2,696,775.97	0.902
400,000.00	-	425,000.00	10	2.083	4,128,960.20	1.381
425,000.00	-	450,000.00	13	2.708	5,719,122.54	1.913
450,000.00	-	475,000.00	15	3.125	6,991,692.37	2.339
475,000.00	-	500,000.00	29	6.042	14,205,955.62	4.753
500,000.00	-	525,000.00	32	6.667	16,503,353.59	5.522
525,000.00	-	550,000.00	27	5.625	14,577,549.85	4.877
550,000.00	-	575,000.00	19	3.958	10,682,250.87	3.574
575,000.00	-	600,000.00	45	9.375	26,655,231.81	8.918
600,000.00	-	625,000.00	26	5.417	15,972,438.94	5.344
625,000.00	-	650,000.00	26	5.417	16,737,024.84	5.600
650,000.00	-	675,000.00	13	2.708	8,608,331.09	2.880
675,000.00	-	700,000.00	14	2.917	9,633,702.61	3.223
700,000.00	-	725,000.00	8	1.667	5,729,958.23	1.917
725,000.00	-	750,000.00	16	3.333	11,872,437.26	3.972
750,000.00	-	775,000.00	7	1.458	5,365,209.31	1.795
775,000.00	-	800,000.00	12	2.500	9,460,349.58	3.165
>		800,000.00	88	18.333	96,064,464.88	32.140
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	157	32.708	105,375,900.81	35.256
		FL	23	4.792	12,389,472.38	4.145
		AZ	17	3.542	9,460,091.60	3.165
		VA	15	3.125	8,203,618.36	2.745
		WA	25	5.208	15,131,181.35	5.062
		CO	13	2.708	8,095,058.94	2.708
		Others	230	47.917	140,233,953.93	46.918
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	480	100.000	298,889,277.37	100.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	480	100.000	298,889,277.37	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 01/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318
CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit 100.00%	Fix-30/360	274,990,531.60	6.500000	5,992,017.08	1,489,532.05	7,481,549.13	-	268,998,514.52	-
A-2	12544QAB6	Senior	Deposit 100.00%	Fix-30/360	9,648,825.54	6.500000	210,246.97	52,264.47	262,511.45	-	9,438,578.56	-
A-3	12544QAC4	Senior	Exchange-0.00%	Fix-30/360	284,639,357.14	6.500000	6,202,264.05	1,541,796.52	7,744,060.57	-	278,437,093.08	-
X	12544QAD2	Strip IO	N/A	Var-30/360	181,274,997.49	0.393260	-	59,406.88	59,406.88	-	175,537,765.90	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,754,206.82	0.000000	13,953.56	-	13,953.56	-	3,740,253.26	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,097,841.98	6.500000	3,098.09	27,613.31	30,711.40	-	5,094,743.89	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,249,047.93	6.500000	1,366.81	12,182.34	13,549.15	-	2,247,681.13	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	749,682.64	6.500000	455.60	4,060.78	4,516.38	-	749,227.04	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,199,492.23	6.500000	728.96	6,497.25	7,226.21	-	1,198,763.27	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,873.06	6.500000	182.24	1,624.31	1,806.55	-	299,690.82	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	899,775.11	6.500000	546.82	4,873.78	5,420.60	-	899,228.29	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	0.01	0.01	-	-	-

Totals					298,889,276.91		6,222,596.13	1,658,055.18	7,880,651.32	-	292,666,680.78	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	274,990,531.60	5,992,017.08	-	268,998,514.52	0.974455767
A-2	12544QAB6	9,686,000.00	9,648,825.54	210,246.97	-	9,438,578.56	0.974455767
A-3	12544QAC4	285,736,000.00	284,639,357.14	6,202,264.05	-	278,437,093.08	0.974455767
X	12544QAD2	182,309,101.00	181,274,997.49	-	-	175,537,765.90	0.962857943
PO	12544QAE0	3,756,372.20	3,754,206.82	13,953.56	-	3,740,253.26	0.995708908

M	12544QAG5	5,100,000.00	5,097,841.98	3,098.09	-	5,094,743.89	0.998969389
B-1	12544QAH3	2,250,000.00	2,249,047.93	1,366.81	-	2,247,681.13	0.998969389
B-2	12554QAJ9	750,000.00	749,682.64	455.60	-	749,227.04	0.998969389
B-3	12544QAK6	1,200,000.00	1,199,492.23	728.96	-	1,198,763.27	0.998969389
B-4	12544QAL4	300,000.00	299,873.06	182.24	-	299,690.82	0.998969389
B-5	12544QAM2	900,156.00	899,775.11	546.82	-	899,228.29	0.998969389
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	298,889,276.91	6,222,596.13	-	292,666,680.78

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	274,990,531.60	6.500000	6.500000	1,489,532.05	1,489,532.05	-	1,489,532.05
A-2	9,648,825.54	6.500000	6.500000	52,264.47	52,264.47	-	52,264.47
A-3	284,639,357.14	6.500000	6.500000	1,541,796.52	1,541,796.52	-	1,541,796.52
X	181,274,997.49	0.393260	0.393260	59,406.88	59,406.88	-	59,406.88
PO	3,754,206.82	0.000000	0.000000	-	-	-	-

M	5,097,841.98	6.500000	6.500000	27,613.31	27,613.31	-	27,613.31
B-1	2,249,047.93	6.500000	6.500000	12,182.34	12,182.34	-	12,182.34
B-2	749,682.64	6.500000	6.500000	4,060.78	4,060.78	-	4,060.78
B-3	1,199,492.23	6.500000	6.500000	6,497.25	6,497.25	-	6,497.25
B-4	299,873.06	6.500000	6.500000	1,624.31	1,624.31	-	1,624.31
B-5	899,775.11	6.500000	6.500000	4,873.78	4,873.78	-	4,873.78
AR	-	6.500000	0.000000	-	-	-	0.01

Totals	298,889,276.91			1,658,055.17	1,658,055.17	-	1,658,055.18

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
A-2	12544QAB6	9,686,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
A-3	12544QAC4	285,736,000.00	996.162041665	21.706274512	5.395877726	974.455767154	6.500000
X	12544QAD2	182,309,101.00	994.327746095	0.000000000	0.325857999	962.857942566	0.393260
PO	12544QAE0	3,756,372.20	999.423545962	3.714638368	0.000000000	995.708907594	0.000000

M	12544QAG5	5,100,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-1	12544QAH3	2,250,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-2	12554QAJ9	750,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-3	12544QAK6	1,200,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-4	12544QAL4	300,000.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
B-5	12544QAM2	900,156.00	999.576858534	0.607469238	5.414374650	998.969389295	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.130405346	0.000000000	6.500000

Totals		299,992,628.20	996.322071990	20.742496798	5.526986413	975.579575192

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 01/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		1/25/2008
Cut-off Date		11/1/2007
Record Date		12/31/2007
Determination Date		1/1/2008
Accrual Period 30/360	Begin	12/1/2007
	End	1/1/2008
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	480
Loans Paid Off or otherwise removed pursuant to the PSA	5
Ending Aggregate Loan Count	475

Beginning Pool Stated Principal Balance	298,889,277.37
Scheduled Principal	181,462.76
Unscheduled Principal	6,041,133.38
Realized Principal Losses	-
Ending Pool Stated Principal Balance	292,666,681.23

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.85444%
Beginning Weighted Average Net Mortgage Rate	6.65687%
Ending Weighted Average Mortgage Rate	6.84773%
Ending Weighted Average Net Mortgage Rate	6.64988%

Beginning Weighted Average Remaining Term to Maturity	359
Ending Weighted Average Remaining Term to Maturity	358

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	45,054.26
Net Master Servicing Fee	40,766.97
Trustee Fee	2,241.67
Lpmi	1,913.51
Total Net Loan Fees	44,922.15

Servicer Advances

Principal Advances	2,244.19
Interest Advances	28,497.42
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	30,741.61

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	4,315,156.53
Prepayment Interest Excess	-
Prepayment Interest Shortfall	4,287.30
Compensating Interest	4,287.30
Net Prepayment Interest Shortfall	-
CPR %	21.74351%
SMM %	2.02242%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

60 - 89	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

30+	9	4,763,048	0	0	0	0	0	0	9	4,763,048
	1.89%	1.6275%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.89%	1.6275%

60+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
	#	Balance
30 - 59	9	4,763,048
	1.89%	1.6275%

60 - 89	0	0
	0.00%	0.0000%

90 - 119	0	0
	0.00%	0.0000%

120 - 149	0	0
	0.00%	0.0000%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	9	4,763,048
	1.89%	1.6275%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	0	0
	0.00%	0.0000%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	0	0
	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	9	4,763,048
	1.89%	1.6275%

60+	0	0
	0.00%	0.0000%

90+	0	0
	0.00%	0.0000%

120+	0	0
	0.00%	0.0000%

150+	0	0
	0.00%	0.0000%

180+	0	0
	0.00%	0.0000%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Delinquency Trigger Event

60+ Delinquency Average	-
Passing Delinquency Trigger Test	YES

Realized Loss Detail

Current Period Realized Losses	-
Cumulative Realized Losses	-
Total Liquidated Loan Balance	-
Total Liquidated Proceeds	-
Subsequent Recoveries	-
Passing Cumulative Loss Test	YES
Monthly Default Rate	0.00000%
Conditional Default Rate	0.00000%

Loan ID	Liquidation	Liquidation	Realized
Group I	Balance	Proceeds	Loss

N/A

Available Funds

Interest

Scheduled Interest Collected	1,702,977.33
Plus: Compensating Interest	4,287.30
Less: Master Servicer Fee	45,054.26
Less: Mortgage Loan Premiums	1,913.51
Less: Excess Master Servicing Fee	-
Total Interest Available	1,660,296.86

Principal

Scheduled Principal	181,462.76
Paid in Full Principal	4,315,156.53
Curtailment Principal	1,725,976.85
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	6,222,596.14

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	7,882,893.00

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	7,882,893.00
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	7,882,893.00

Distribution Payments

Trustee Fee	2,241.67
Class Payments	7,880,651.33
Total Payments	7,882,893.00

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	7,882,893.00
Withdrawals	7,882,893.00
Ending Balance	-

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance	3,754,206.93
PO Scheduled Principal	2,101.39
PO Prepayments & Recoveries	11,852.18
PO Liquidation Principal	-
PO Principal Loss	-
Ending PO Balance	3,740,253.36

NON-PO Principal Amounts

Beginning Non-PO Balance	295,135,070.44
Non-PO Scheduled Principal	179,361.37
Non-PO Prepayments & Recoveries	6,029,281.20
Non-PO Liquidation Principal	-
Non-PO Principal Loss	-
Ending Non-PO Balance	288,926,427.87

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original	96.45548%
Senior Prepayment Percentage Original	100.00000%
Senior Percentage	96.44376%
Senior Prepayment Percentage	100.00000%
Subordinate Percentages	3.55624%
Subordinate Prepayment Percentage	0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount	6,202,264.05
Subordinate Principal Distribution Amount	6,378.52
PO Principal Distribution Amount	13,953.56
Total Principal Distribution Amount	6,222,596.14

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	575,228,372.20	560,614,439.43
Class A Percentage	98.207317%	98.163323%

Class M	5,100,000.00	5,094,743.89
Class M Percentage	0.870710%	0.892087%

Class B-1	2,250,000.00	2,247,681.13
Class B-1 Percentage	0.384137%	0.393568%

Class B-2	750,000.00	749,227.04
Class B-2 Percentage	0.128046%	0.131189%

Class B-3	1,200,000.00	1,198,763.27
Class B-3 Percentage	0.204873%	0.209903%

Class B-4	300,000.00	299,690.82
Class B-4 Percentage	0.051218%	0.052476%

Class B-5	900,156.00	899,228.29
Class B-5 Percentage	0.153681%	0.157454%

Class AR	100.00	-
Class AR Percentage	0.000017%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.211	428,125.88	0.146
6.0	-	6.3	16	3.368	10,031,236.56	3.428
6.3	-	6.5	110	23.158	74,971,975.07	25.617
6.5	-	6.8	103	21.684	71,101,434.92	24.294
6.8	-	7.0	126	26.526	71,798,165.58	24.532
7.0	-	7.3	49	10.316	29,846,977.72	10.198
7.3	-	7.5	33	6.947	16,471,259.64	5.628
7.5	-	7.8	18	3.789	7,376,619.67	2.520
7.8	-	8.0	8	1.684	4,341,855.11	1.484
>		8.0	11	2.316	6,299,031.08	2.152
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.632	214,680.40	0.073
75,000.00	-	100,000.00	4	0.842	357,169.82	0.122
100,000.00	-	125,000.00	3	0.632	340,318.94	0.116
125,000.00	-	150,000.00	7	1.474	974,749.16	0.333
150,000.00	-	175,000.00	4	0.842	660,323.81	0.226
175,000.00	-	200,000.00	4	0.842	744,664.90	0.254
200,000.00	-	225,000.00	8	1.684	1,698,593.53	0.580
225,000.00	-	250,000.00	7	1.474	1,691,598.67	0.578
250,000.00	-	275,000.00	5	1.053	1,302,720.48	0.445
275,000.00	-	300,000.00	3	0.632	896,102.79	0.306
300,000.00	-	325,000.00	9	1.895	2,823,972.61	0.965
325,000.00	-	350,000.00	7	1.474	2,314,789.70	0.791
350,000.00	-	375,000.00	10	2.105	3,621,984.27	1.238
375,000.00	-	400,000.00	7	1.474	2,694,843.73	0.921
400,000.00	-	425,000.00	10	2.105	4,127,104.18	1.410
425,000.00	-	450,000.00	13	2.737	5,715,511.81	1.953
450,000.00	-	475,000.00	14	2.947	6,523,258.04	2.229
475,000.00	-	500,000.00	29	6.105	14,195,987.71	4.851
500,000.00	-	525,000.00	32	6.737	16,489,747.57	5.634
525,000.00	-	550,000.00	28	5.895	15,116,651.23	5.165
550,000.00	-	575,000.00	18	3.789	10,122,621.57	3.459
575,000.00	-	600,000.00	45	9.474	26,636,292.99	9.101
600,000.00	-	625,000.00	26	5.474	15,961,519.74	5.454
625,000.00	-	650,000.00	26	5.474	16,724,747.97	5.715
650,000.00	-	675,000.00	13	2.737	8,602,263.02	2.939
675,000.00	-	700,000.00	14	2.947	9,646,931.54	3.296
700,000.00	-	725,000.00	7	1.474	5,022,179.38	1.716
725,000.00	-	750,000.00	15	3.158	11,114,910.64	3.798
750,000.00	-	775,000.00	7	1.474	5,360,660.46	1.832
775,000.00	-	800,000.00	12	2.526	9,465,922.30	3.234
>		800,000.00	85	17.895	91,503,858.27	31.266
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	153	32.211	101,295,726.73	34.611
FL	23	4.842	12,382,118.50	4.231
AZ	17	3.579	9,452,040.06	3.230
VA	15	3.158	8,198,479.60	2.801
WA	25	5.263	15,119,697.54	5.166
CO	12	2.526	7,371,315.22	2.519
Others	230	48.421	138,847,303.58	47.442
Wgt Ave / Total:	475	100.000	292,666,681.23	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	475	100.000	292,666,681.23	100.000
>		360	0	0.000	-	0.000
Wgt Ave / Total:			475	100.000	292,666,681.23	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 02/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Recombination Classes	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
A-1	12544QAA8	Senior	Deposit-100.00%	Fix-30/360	268,998,514.52	6.500000	1,499,863.60	1,457,075.29	2,956,938.89	-	267,498,650.92	-
A-2	12544QAB6	Senior	Deposit-100.00%	Fix-30/360	9,438,578.56	6.500000	52,626.98	51,125.63	103,752.62	-	9,385,951.58	-
A-3	12544QAC4	Senior	Exchange- 0.00%	Fix-30/360	278,437,093.08	6.500000	1,552,490.58	1,508,200.92	3,060,691.51	-	276,884,602.50	-
X	12544QAD2	Strip IO	N/A	Var-30/360	175,537,765.90	0.388381	-	56,812.91	56,812.91	-	174,134,871.41	-
PO	12544QAE0	Strip PO	N/A	Fix-30/360	3,740,253.26	0.000000	4,731.03	-	4,731.03	-	3,735,522.23	-

M	12544QAG5	Subordinate	N/A	Fix-30/360	5,094,743.89	6.500000	3,210.21	27,596.53	30,806.74	-	5,091,533.67	-
B-1	12544QAH3	Subordinate	N/A	Fix-30/360	2,247,681.13	6.500000	1,416.27	12,174.94	13,591.21	-	2,246,264.85	-
B-2	12554QAJ9	Subordinate	N/A	Fix-30/360	749,227.04	6.500000	472.09	4,058.31	4,530.40	-	748,754.95	-
B-3	12544QAK6	Subordinate	N/A	Fix-30/360	1,198,763.27	6.500000	755.34	6,493.30	7,248.65	-	1,198,007.92	-
B-4	12544QAL4	Subordinate	N/A	Fix-30/360	299,690.82	6.500000	188.84	1,623.33	1,812.16	-	299,501.98	-
B-5	12544QAM2	Subordinate	N/A	Fix-30/360	899,228.29	6.500000	566.60	4,870.82	5,437.42	-	898,661.69	-
AR	12554QAF7	Residual	N/A	Fix-30/360	-	6.500000	-	-	-	-	-	-

Totals					292,666,680.78		1,563,830.96	1,621,831.06	3,185,662.03	-	291,102,849.79	-

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
A-1	12544QAA8	276,050,000.00	268,998,514.52	1,499,863.60	-	267,498,650.92	0.969022463
A-2	12544QAB6	9,686,000.00	9,438,578.56	52,626.98	-	9,385,951.58	0.969022463
A-3	12544QAC4	285,736,000.00	278,437,093.08	1,552,490.58	-	276,884,602.50	0.969022463
X	12544QAD2	182,309,101.00	175,537,765.90	-	-	174,134,871.41	0.955162800
PO	12544QAE0	3,756,372.20	3,740,253.26	4,731.03	-	3,735,522.23	0.994449439

M	12544QAG5	5,100,000.00	5,094,743.89	3,210.21	-	5,091,533.67	0.998339936
B-1	12544QAH3	2,250,000.00	2,247,681.13	1,416.27	-	2,246,264.85	0.998339936
B-2	12554QAJ9	750,000.00	749,227.04	472.09	-	748,754.95	0.998339936
B-3	12544QAK6	1,200,000.00	1,198,763.27	755.34	-	1,198,007.92	0.998339936
B-4	12544QAL4	300,000.00	299,690.82	188.84	-	299,501.98	0.998339936
B-5	12544QAM2	900,156.00	899,228.29	566.60	-	898,661.69	0.998339940
AR	12554QAF7	100.00	-	-	-	-	0.000000000

Totals		299,992,628.20	292,666,680.78	1,563,830.96	-	291,102,849.79

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Total Interest Due	Net Interest Shortfall	Interest Paid
A-1	268,998,514.52	6.500000	6.500000	1,457,075.29	1,457,075.29	-	1,457,075.29
A-2	9,438,578.56	6.500000	6.500000	51,125.63	51,125.63	-	51,125.63
A-3	278,437,093.08	6.500000	6.500000	1,508,200.92	1,508,200.92	-	1,508,200.92
X	175,537,765.90	0.388381	0.388381	56,812.91	56,812.91	-	56,812.91
PO	3,740,253.26	0.000000	0.000000	-	-	-	-

M	5,094,743.89	6.500000	6.500000	27,596.53	27,596.53	-	27,596.53
B-1	2,247,681.13	6.500000	6.500000	12,174.94	12,174.94	-	12,174.94
B-2	749,227.04	6.500000	6.500000	4,058.31	4,058.31	-	4,058.31
B-3	1,198,763.27	6.500000	6.500000	6,493.30	6,493.30	-	6,493.30
B-4	299,690.82	6.500000	6.500000	1,623.33	1,623.33	-	1,623.33
B-5	899,228.29	6.500000	6.500000	4,870.82	4,870.82	-	4,870.82
AR	-	6.500000	0.000000	-	-	-	-

Totals	292,666,680.78			1,621,831.06	1,621,831.06	-	1,621,831.06

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
A-1	12544QAA8	276,050,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
A-2	12544QAB6	9,686,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
A-3	12544QAC4	285,736,000.00	974.455767154	5.433304116	5.278302072	969.022463038	6.500000
X	12544QAD2	182,309,101.00	962.857942566	0.000000000	0.311629614	955.162800183	0.388381
PO	12544QAE0	3,756,372.20	995.708907594	1.259468517	0.000000000	994.449439077	0.000000

M	12544QAG5	5,100,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-1	12544QAH3	2,250,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-2	12554QAJ9	750,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-3	12544QAK6	1,200,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-4	12544QAL4	300,000.00	998.969389295	0.629453753	5.411084192	998.339935542	6.500000
B-5	12544QAM2	900,156.00	998.969389295	0.629449023	5.411084192	998.339940272	6.500000
AR	12554QAF7	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.500000

Totals		299,992,628.20	975.579575192	5.212897961	5.406236379	970.366677130

THE BANK OF NEW YORK
101 Barclay Street, 4 West	Distribution Date: 02/25/08
New York, NY 10286
Officer:	Michael Cerchio	212-815-6314
Associate:	Steven Chrysanthis	212-815-8318

CWMBS. Inc.
CHL Mortgage Pass-Through Trust 2007-20
Series 2007-20

Pool Level Data
Distribution Date		2/25/2008
Cut-off Date		11/1/2007
Record Date		1/31/2008
Determination Date		2/1/2008
Accrual Period 30/360	Begin	1/1/2008
	End	2/1/2008
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

Original Aggregate Loan Count	481
Original Stated Principal Balance	299,992,628.66
Original Weighted Average Mortgage Rate	6.85417%
Original Weighted Average Net Mortgage Rate	6.65664%
Original Weighted Average Remaining Term	360

Current Mortgage Loan Details

Beginning Aggregate Loan Count	475
Loans Paid Off or otherwise removed pursuant to the PSA	3
Ending Aggregate Loan Count	472

Beginning Pool Stated Principal Balance	292,666,681.23
Scheduled Principal	184,229.03
Unscheduled Principal	1,379,601.95
Realized Principal Losses	-
Ending Pool Stated Principal Balance	291,102,850.25

Weighted Averages

Beginning Weighted Average Mortgage Rate	6.84773%
Beginning Weighted Average Net Mortgage Rate	6.64988%
Ending Weighted Average Mortgage Rate	6.84477%
Ending Weighted Average Net Mortgage Rate	6.64692%

Beginning Weighted Average Remaining Term to Maturity	358
Ending Weighted Average Remaining Term to Maturity	357

Loan Substitution

Aggregate Stated of Principal Balances Removed	-
Aggregate Stated of Principal Balance Added	-
Aggregate Principal Substitution Shortfall Amount	-

Fees of the Trust

Gross Master Servicing Fee	44,145.89
Net Master Servicing Fee	44,092.64
Trustee Fee	2,195.00
Lpmi	1,912.56
Total Net Loan Fees	48,200.19

Servicer Advances

Principal Advances	3,374.49
Interest Advances	37,467.07
Reimbursement for Principal & Interest Advances	-
Reimbursement for Nonrecoverable Advances	-
Total Advances	40,841.56

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full	1,216,215.97
Prepayment Interest Excess	-
Prepayment Interest Shortfall	53.26
Compensating Interest	53.26
Net Prepayment Interest Shortfall	-
CPR %	5.51569%
SMM %	0.47169%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls	-
Relief Act Reduction Shortfalls	-
Total Net Interest Shortfalls	-

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	9	5,097,598	0	0	0	0	0	0	9	5,097,598
	1.91%	1.7511%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.91%	1.7511%

60 - 89	2	900,357	0	0	0	0	0	0	2	900,357
	0.42%	0.3093%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.3093%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	11	5,997,955	0	0	0	0	0	0	11	5,997,955
	2.33%	2.0604%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.33%	2.0604%

30+	11	5,997,955	0	0	0	0	0	0	11	5,997,955
	2.33%	2.0604%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.33%	2.0604%

60+	2	900,357	0	0	0	0	0	0	2	900,357
	0.42%	0.3093%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.3093%

90+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	2/25/2008		1/25/2008
	#	Balance	#	Balance
30 - 59	9	5,097,598	9	4,763,048
	1.91%	1.7511%	1.89%	1.6275%

60 - 89	2	900,357	0	0
	0.42%	0.3093%	0.00%	0.0000%

90 - 119	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Delinquent Loans	11	5,997,955	9	4,763,048
	2.33%	2.0604%	1.89%	1.6275%

Total Bankruptcies	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Foreclosures	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total REOs	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total BK, FC & REO	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	11	5,997,955	9	4,763,048
	2.33%	2.0604%	1.89%	1.6275%

60+	2	900,357	0	0
	0.42%	0.3093%	0.00%	0.0000%

90+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

120+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

150+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%

Delinquency Trigger Event

60+ Delinquency Average	300,119.01
Passing Delinquency Trigger Test	YES

Realized Loss Detail

Current Period Realized Losses	-
Cumulative Realized Losses	-
Total Liquidated Loan Balance	-
Total Liquidated Proceeds	-
Subsequent Recoveries	-
Passing Cumulative Loss Test	YES
Monthly Default Rate	0.00000%
Conditional Default Rate	0.00000%

Loan ID	Liquidation	Liquidation	Realized
Group I	Balance	Proceeds	Loss

N/A

Available Funds

Interest

Scheduled Interest Collected	1,670,031.25
Plus: Compensating Interest	53.26
Less: Master Servicer Fee	44,145.89
Less: Mortgage Loan Premiums	1,912.56
Less: Excess Master Servicing Fee	-
Total Interest Available	1,624,026.06

Principal

Scheduled Principal	184,229.03
Paid in Full Principal	1,216,215.97
Curtailment Principal	163,385.98
Liquidation Principal	-
Repurchased Principal	-
Substitution Adjustment Principal	-
Unanticipated Principal Recoveries	-
Total Principal Available	1,563,830.98

Other Amounts

Prepayment Penalites	-
Other Amounts	-
Total Other Remittance Amounts	-

Total Available Funds	3,187,857.04

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	3,187,857.04
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	3,187,857.04

Distribution Payments

Trustee Fee	2,195.00
Class Payments	3,185,662.04
Total Payments	3,187,857.04

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	3,187,857.04
Withdrawals	3,187,857.04
Ending Balance	-

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Beginning PO Balance	3,740,253.36
PO Scheduled Principal	2,175.58
PO Prepayments & Recoveries	2,555.45
PO Liquidation Principal	-
PO Principal Loss	-
Ending PO Balance	3,735,522.33

NON-PO Principal Amounts

Beginning Non-PO Balance	288,926,427.87
Non-PO Scheduled Principal	182,053.45
Non-PO Prepayments & Recoveries	1,377,046.50
Non-PO Liquidation Principal	-
Non-PO Principal Loss	-
Ending Non-PO Balance	287,367,327.92

Principal Distribution Amounts

Senior and Subordinate Percentages

Senior Percentage Original	96.45548%
Senior Prepayment Percentage Original	100.00000%
Senior Percentage	96.36955%
Senior Prepayment Percentage	100.00000%
Subordinate Percentages	3.63045%
Subordinate Prepayment Percentage	0.00000%

Principal Distribution Amounts

Senior Principal Distribution Amount	1,552,490.58
Subordinate Principal Distribution Amount	6,609.36
PO Principal Distribution Amount	4,731.03
Total Principal Distribution Amount	1,563,830.98

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	289,492,372.20	280,620,124.73
Class A Percentage	96.499829%	96.398962%

Class M	5,100,000.00	5,091,533.67
Class M Percentage	1.700042%	1.749050%

Class B-1	2,250,000.00	2,246,264.85
Class B-1 Percentage	0.750018%	0.771640%

Class B-2	750,000.00	748,754.95
Class B-2 Percentage	0.250006%	0.257213%

Class B-3	1,200,000.00	1,198,007.92
Class B-3 Percentage	0.400010%	0.411541%

Class B-4	300,000.00	299,501.98
Class B-4 Percentage	0.100002%	0.102885%

Class B-5	900,156.00	898,661.69
Class B-5 Percentage	0.300059%	0.308709%

Class AR	100.00	-
Class AR Percentage	0.000033%	0.000000%

Stratification Tables

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	1	0.212	427,679.38	0.147
6.0	-	6.3	16	3.390	10,024,700.48	3.444
6.3	-	6.5	110	23.305	74,846,125.54	25.711
6.5	-	6.8	103	21.822	71,039,604.30	24.404
6.8	-	7.0	126	26.695	71,736,433.95	24.643
7.0	-	7.3	49	10.381	29,788,848.47	10.233
7.3	-	7.5	31	6.568	15,693,165.10	5.391
7.5	-	7.8	18	3.814	7,372,287.86	2.533
7.8	-	8.0	7	1.483	3,877,799.25	1.332
>		8.0	11	2.331	6,296,205.92	2.163
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	0	0.000	-	0.000
50,000.00	-	75,000.00	3	0.636	214,503.91	0.074
75,000.00	-	100,000.00	4	0.847	356,663.79	0.123
100,000.00	-	125,000.00	3	0.636	339,976.27	0.117
125,000.00	-	150,000.00	7	1.483	974,360.18	0.335
150,000.00	-	175,000.00	4	0.847	659,741.90	0.227
175,000.00	-	200,000.00	5	1.059	938,911.31	0.323
200,000.00	-	225,000.00	7	1.483	1,492,500.06	0.513
225,000.00	-	250,000.00	7	1.483	1,690,694.88	0.581
250,000.00	-	275,000.00	4	0.847	1,042,328.48	0.358
275,000.00	-	300,000.00	3	0.636	895,747.97	0.308
300,000.00	-	325,000.00	9	1.907	2,822,290.71	0.970
325,000.00	-	350,000.00	7	1.483	2,313,160.83	0.795
350,000.00	-	375,000.00	11	2.331	3,996,071.45	1.373
375,000.00	-	400,000.00	6	1.271	2,317,941.24	0.796
400,000.00	-	425,000.00	10	2.119	4,125,237.90	1.417
425,000.00	-	450,000.00	13	2.754	5,711,907.97	1.962
450,000.00	-	475,000.00	13	2.754	6,055,495.35	2.080
475,000.00	-	500,000.00	29	6.144	14,194,683.36	4.876
500,000.00	-	525,000.00	31	6.568	15,973,109.24	5.487
525,000.00	-	550,000.00	28	5.932	15,105,415.36	5.189
550,000.00	-	575,000.00	18	3.814	10,112,441.94	3.474
575,000.00	-	600,000.00	46	9.746	27,200,378.78	9.344
600,000.00	-	625,000.00	26	5.508	15,947,671.04	5.478
625,000.00	-	650,000.00	26	5.508	16,713,232.00	5.741
650,000.00	-	675,000.00	12	2.542	7,939,157.89	2.727
675,000.00	-	700,000.00	14	2.966	9,640,699.09	3.312
700,000.00	-	725,000.00	7	1.483	5,016,573.05	1.723
725,000.00	-	750,000.00	15	3.178	11,107,361.39	3.816
750,000.00	-	775,000.00	8	1.695	6,131,254.18	2.106
775,000.00	-	800,000.00	11	2.331	8,685,098.99	2.984
>		800,000.00	85	18.008	91,388,239.74	31.394
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	153	32.415	101,208,597.31	34.767
FL	23	4.873	12,374,023.01	4.251
AZ	17	3.602	9,433,943.19	3.241
VA	15	3.178	8,193,311.98	2.815
WA	24	5.085	14,647,044.70	5.032
CO	12	2.542	7,291,971.82	2.505
Others	228	48.305	137,953,958.24	47.390
Wgt Ave / Total:	472	100.000	291,102,850.25	100.000

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	0	0.000	-	0.000
300	-	360	472	100.000	291,102,850.25	100.000
>		360	0	0.000	-	0.000
Wgt Ave / Total:			472	100.000	291,102,850.25	100.000